EXHIBIT 10.3

HSBC Loan #: 11-4004213

ENVIRONMENTAL INDEMNITY AGREEMENT
THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) made as of the 1st day of July, 2015, by 1334 YORK, LLC, a Delaware limited liability company, having a principal place of business at 1334 York Avenue, New York, New York 10021 (“Borrower”), and SOTHEBY’S, a Delaware corporation, having a principal place of business at 1334 York Avenue, New York, New York 10021 (“Principal”; and together with Borrower, “Indemnitor”), in favor of HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America, having an address at 452 Fifth Avenue, New York, New York 10018 (“HSBC”), as agent (HSBC in such capacity, together with its successors and assigns in such capacity, “Agent”) for the Ratable benefit of HSBC, in its individual capacity as a lender, and any other co-lenders that may exist from time to time (collectively, with HSBC in its individual capacity as a lender, “Lenders”, and together with Agent, “Indemnitee”) and other Indemnified Parties (defined herein).
W I T N E S S E T H:
WHEREAS, Lenders are prepared to make and Agent is prepared to administer a loan to Borrower in the principal amount of the Loan Amount (the “Loan”) pursuant to that certain Loan Agreement, dated as of the date hereof, by and among Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement; and
WHEREAS, Lenders require as a condition to the making of the Loan that Indemnitor shall have executed and delivered this Assignment as security for Borrower’s obligations under the Loan Documents.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:
1.Representations And Warranties.
Except as otherwise disclosed in that certain Phase I environmental report (or Phase II environmental report, if required) in respect of the Property delivered to Agent in connection with the Loan (referred to below as the “Environmental Report”), a copy of which has been provided to Indemnitor, to Indemnitor’s knowledge, (a) there are no Hazardous Substances (as defined herein) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance in all material respects with all Environmental Laws (as defined herein) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases (as defined herein) of Hazardous Substances in violation of Environmental Laws in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) there is no material threat of any imminent Release of Hazardous Substances migrating to the Property; (d) there is no past or present material non-compliance with Environmental Laws, or with permits issued pursuant

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thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Indemnitor does not know of, and has not received, any written notice or other communication from any Person (including, but not limited to, a Governmental Authority) relating to Hazardous Substances with respect to the Property in violation of Environmental Laws or Remediation (as defined herein) thereof, or possible liability of any Person pursuant to any Environmental Law or other environmental conditions in connection with the Property in violation of Environmental Laws, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitor has truthfully and fully provided to Agent, in writing, any and all information in Indemnitor’s possession relating to conditions in, on, under or from the Property that is known to Indemnitor and that is in material violation of Environmental Law.
2.    Covenants.
Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto in all material respects, provided that Indemnitor shall only be obligated to use commercially reasonable efforts to cause tenants and other occupants of the Property to comply with the foregoing; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property in concentrations or quantities that require Remediation under Environmental Law;; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitor shall keep the Property free and clear of all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews; (f) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Agent provided Agent has a good faith reason to believe that the Property violates Environmental Law (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Agent the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Agent to (i) effectuate Remediation of, or obtain a “no further action” letter with respect to, any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law with respect to the Property; (iii) comply with any directive from any Governmental Authority with respect to the Property; and (iv) take any other reasonable action necessary or appropriate to comply with Environmental Law ; (h) Indemnitor shall not do and shall use commercially reasonable efforts not to allow any Tenant or other user of the Property to do any act contrary to Environmental Laws that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Indemnitor shall immediately

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notify Indemnitee in writing to the extent Indemnitor has actual knowledge of (i) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property in violation of Environmental Law; (ii) any material non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Property; and (v) any written or oral notice or other communication of which Indemnitor becomes aware from, a Governmental Authority  relating in any way to Hazardous Substances with respect to the Property in violation of Environmental Law or Remediation thereof, possible liability of any Person pursuant to any Environmental Law or other environmental conditions in violation of Environmental Law in connection with the Property, or any actual administrative or judicial proceedings in connection with Hazardous Substances related to the Property.
3.    Indemnified Rights/Cooperation and Access.
In the event the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that does not, in the reasonable discretion of the Indemnified Parties, endanger any Tenants or other occupants of the Property or their guests or the general public, upon reasonable notice from Agent, Indemnitor shall, at Indemnitor’s expense, promptly cause an engineer or consultant satisfactory to Agent to conduct any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of Agent) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by Agent and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Agent within a reasonable period or if Agent has a good faith reason to believe that an environmental hazard exists on the Property that, in the reasonable judgment of Agent, endangers any Tenant or other occupant of the Property or their guests or the general public, upon reasonable notice to Indemnitor, Agent and any other Person designated by Agent, including, but not limited to, any receiver, any representative of a Governmental Authority , and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property (subject to the rights of any tenant or other occupant of the Property) at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable and absolute discretion of Agent) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitor shall reasonably cooperate with and provide Agent and any such Person designated by Agent with access to the Property for such purposes, subject to the rights of any tenant or other occupant of the Property.
4.    Indemnification.
Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property in violation

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of Environmental Laws; (c) any activity in violation of Environmental Laws by Indemnitor, any Person affiliated with Indemnitor, and any Tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any Tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to, any failure by Indemnitor, any Person affiliated with Indemnitor, and any Tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) [reserved]; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any Tenant or other user of the Property in violation of Environmental Laws arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any Tenant or other user of the Property other than in accordance with Environmental Laws in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity in connection with Hazardous Substances on or near the Property other than in accordance with Environmental Laws; and (l) misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Loan Agreement or the Mortgage, in each case, related to environmental matters.
5.    Duty to Defend and Attorneys and Other Fees and Expenses.
Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys of a single firm and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Party may, in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist it, and, at the option of the Indemnified Party, its attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon ten (10) days of written demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Party, reimburse, the Indemnified Party for the payment of reasonable, actual,

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out of pocket fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith arising from the existence of Hazardous Substances on the Property.
6.    Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, in each case, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment caused by Hazardous Substances. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act (as such law relates to environmental matters or Hazardous Substances only); the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act (as such law relates to environmental matters or Hazardous Substances only); the National Environmental Policy Act; and the River and Harbors Appropriation Act (as such law relates to environmental matters or Hazardous Substances only). The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to Hazardous Substances related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any Hazardous Substances.
“Hazardous Substances” shall mean any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored

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in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.
“Indemnified Parties” shall mean Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business).
“Legal Action” shall mean any claim, suit or proceeding, whether administrative or judicial in nature.
“Losses” shall mean any actual losses, damages (but not consequential or punitive damages), costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value of the Property caused by any Release of Hazardous Substances in, on, above, under, from or onto the Property in violation of Environmental Law or any other violation of Environmental Law, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.
“Release” shall mean with respect to any Hazardous Substance any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.
“Remediation” shall mean any response, remedial, removal, or corrective action with respect to Hazardous Substances; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto relating to any Release; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Release in violation of Environmental Laws.

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7.    Unimpaired Liability.
The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgage or any other Loan Document to or with Agent and/or the Lenders by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, (b) any sale or transfer of all or part of the Property, (c) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Mortgage, or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents or herein, (e) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Note, or (g) Indemnitee’s failure to record the Mortgage or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.
8.    Enforcement.
Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgage, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Agent, for the benefit of the Lenders, from suing on the Note, foreclosing, or exercising any power of sale under, the Mortgage, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Debt unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Debt, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Mortgage or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Indemnitor is fully and personally liable for the obligations pursuant to this Agreement and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.
9.    Survival.
(a)    The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage. Notwithstanding any provisions of this Agreement to the contrary, Indemnitor shall not have any liability hereunder arising from events or conditions (a) caused or created by the gross

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negligence or willful misconduct of any Indemnified Party (as determined by a final, nonappealable order of a court of competent jurisdiction), or (b) first existing after the date Indemnitee or any nominee or designee of Indemnitee or a purchaser at a foreclosure sale takes title to the Property, whether through a foreclosure sale, an acceptance of a deed-in-lieu thereof or otherwise pursuant to the exercise of remedies under the Loan Documents (collectively, a “Foreclosure”); provided, however, subject to Section 9(b) below, that Indemnitor shall not be released from its indemnification obligations hereunder arising from events or conditions that existed prior to such Foreclosure or (c) first existing after a Transfer by Borrower; provided that such Transfer is in compliance with the Loan Documents, Borrower delivers to Agent an Acceptable Environmental Report, and as a condition thereto a substitute guarantor and/or indemnitor acceptable to Agent in its sole and absolute discretion enters into a replacement Environmental Indemnity Agreement in substantially the same form as this Agreement.
(b)    Each Indemnitor shall be fully released and discharged from any and all liability under this Agreement from and after the date (such date, the “Termination Date”) on which each of the following conditions are satisfied with respect to such Indemnitor: (A) either a Release Date (as defined below) or the Repayment Date (as defined below) has occurred, (B) Agent has received an Acceptable Environmental Report (as defined below) no more than ninety (90) days prior to the earlier of the Release Date or the Repayment Date, (C) two (2) years have passed since the date of Agent’s receipt of such Acceptable Environmental Report, (D) Indemnitor shall have paid to Indemnified Parties all sums then due under this Agreement, if any, (E) Indemnitor shall not otherwise be in material default hereunder, and (F) no claims shall be pending or asserted by an Indemnified Party against Indemnitor in connection with this Agreement.
(c)    As used in this Agreement, the term “Acceptable Environmental Report” shall mean a Phase I environmental report reasonably acceptable to Agent reflecting that the Property is free from Hazardous Substances that existed at the Property on or immediately prior to the Closing Date, as disclosed in the Environmental Report.
(d)    As used in this Agreement, the term “Release Date” shall mean the earlier to occur of the following: (i) the completion of a foreclosure sale pursuant to the Mortgage and a transfer of the Property in connection therewith and (ii) Agent’s unconditional acceptance of a deed in lieu of foreclosure.
(e)    As used in this Agreement, the term “Repayment Date” shall mean the date upon which Borrower shall have indefeasibly repaid the Debt in full and each and every other Obligation to be performed by Borrower has been performed in full (other than those indemnification obligations or other inchoate obligations expressly stated to survive the repayment of the Debt).
10.    Interest.
Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within ten (10) days of such demand therefor, shall bear interest at the Default Rate.

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11.    Waivers.
(a)    Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) except to the extent expressly required in this Agreement or any other Loan Document, presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.
(b)    INDEMNITOR AND, BY ITS ACCEPTANCE HEREOF, INDEMNITEE, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE MORTGAGE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.
12.    Subrogation.
Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.
13.    Indemnitor’s Representations and Warranties. Indemnitor represents and warrants that:
(a)    it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by

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Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;
(b)    its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;
(c)    to Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against it which, either in any one instance or in the aggregate, if adversely determined against Indemnitor, could reasonably be expected to result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;
(d)    it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
(e)    to Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with Indemnitor’s execution and performance of this Agreement; and
(f)    this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.
14.    No Waiver.
No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.
15.    Notice of Legal Actions.
Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (a) any written notice, written advice or other written communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (b) any legal action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 18 hereof.

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16.    Examination of Books and Records.
Indemnitor shall keep and maintain detailed, complete and accurate books, records and accounts reflecting all items of income and expense of Indemnitor in connection with the Property and the results of the operation thereof; and, upon the request of Agent, to make such books, records and accounts available to Agent for inspection or independent audit at reasonable times upon reasonable advance notice to Indemnitor. Any independent audit conducted hereunder shall be at Agent’s expense unless such audit shall uncover a material error in statements previously delivered to Agent, in which case Indemnitor shall pay all reasonable costs related thereto. The provisions of Section 10.32 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
17.    Intentionally Omitted.
18.    Notices.
All notices or other written communications hereunder shall be made in accordance with Section 10.6 of the Loan Agreement.
19.    Counterparts.
This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.
20.    No Oral Change.
This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
21.    Headings, Etc.
The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
22.    Number and Gender/Successors and Assigns.
All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising Indemnitor from time to time, jointly and severally, and to include the heirs, executors, administrators, legal representatives, successors and assigns of each such Person. Without limiting the generality of the foregoing, the term “Indemnitor” as used herein shall include any new or successor corporation,

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association, partnership (general or limited), limited liability company joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of any Person comprising Indemnitor from time to time or any interest in such Person. All such Persons shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except in accordance with the Loan Agreement or with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns until terminated as provided herein; provided, however, this Agreement shall not inure to any third party purchaser of the Property, including any third party which purchases the Property from Lenders or their nominee, it being agreed that no Indemnitor shall have liability hereunder to such third party.
23.    Release of Liability.
Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.
24.    Rights Cumulative.
The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Mortgage, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.
25.    Inapplicable Provisions.
If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

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26.    Governing Law. (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT INDEMNITEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:
Corporation Service Company
80 State Street
Albany, New York 12207

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AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AUTHORIZED AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
27.    Entire Agreement.
The Note, the Loan Agreement, this Agreement and the other Loan Documents constitute the entire understanding and agreement between Indemnitor and Indemnitee with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Indemnitor and Indemnitee with respect thereto.
28.    Miscellaneous.
(a)    Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.
(b)    Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable out-of-pocket legal fees and disbursements of Indemnitee.
(c)    Joint and Several Liability. If Indemnitor consists of more than one person, all representations, warranties, covenants, obligations and liabilities of each such person hereunder shall be joint and several. A default hereunder by any such person shall be deemed a default by all such persons and Indemnitor.

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29.    State Specific Provisions.
(a)    In the event of any inconsistencies between the terms and conditions of this Section 29 and the other terms and conditions of this Agreement, the terms and conditions of Section 29 shall control and be binding.
30.    Exculpation. The provisions of Section 10.24 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.
INDEMNITOR:
1334 YORK, LLC, a Delaware limited liability company
By:_/s/ Michael L. Gillis______________
Name: Michael L. Gillis
Title: Vice President and Assistant Treasurer
SOTHEBY’S
By:_/s/ Michael L. Gillis______________
Name: Michael L. Gillis
Title: Senior Vice President and Treasurer

EXHIBIT A
DESCRIPTION OF PROPERTY

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the Easterly side of York Avenue (Formerly Avenue A) and the Southerly side of 72nd Street (East 72nd Street);
RUNNING THENCE in a Southerly direction along the Easterly side of York Avenue, 204 feet 4 inches to the corner formed by the intersection of the Easterly side of York Avenue and the Northerly side of 71st Street (East 71st Street);
THENCE in an Easterly direction along the Northerly side of 71st Street, 198 feet;
THENCE in a Northerly direction and parallel with York Avenue, 204 feet 4 inches to the Southerly side of 72nd Street;
THENCE in a Westerly direction along the Southerly side of 72nd Street, 198 feet to the point or place of BEGINNING.

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